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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2005

FRONTIER AIRLINES, INC
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-24126 (Commission File Number)	84-1256945 (I.R.S. Employer Identification No.)
7001 Tower Road, Denver, CO 80249 (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (720) 374-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On December 1, 2005, Frontier Airlines, Inc. entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. in connection with the public offering and sale of up to $92,000,000 in aggregate principal amount of Frontier's 5% Convertible Debentures due 2025, including $12,000,000 in aggregate principal amount of debentures to be sold if the underwriters exercised an over-allotment option. The Underwriting Agreement provides that, subject to satisfaction of customary closing conditions, the underwriters were to purchase the debentures from Frontier for 100% of the principal amount of the debentures, less an underwriting discount of 3.25%, for resale to the public. The transactions contemplated by the Underwriting Agreement, including the underwriters' exercise of their over-allotment option in full, were completed on December 7, 2005. Frontier registered the sale of the debentures and issuance of the underlying shares of common stock on a Registration Statement on Form S-3, File No. 333-128407.

        In connection with the completion of the public offering of the debentures, Frontier executed an Indenture and a First Supplemental Indenture, each dated December 7, 2005, with U.S. Bank National Association, as trustee. The indentures specify the terms of the debentures, as described in Item 2.03 below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information reported under Item 1.01 above is incorporated into this Item 2.03 by reference. Interest on the $92,000,000 aggregate principal amount of the indentures will be payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning June 15, 2006. The debentures are convertible into shares of Frontier's common stock at a conversion price of $10.34, subject to adjustment, for an initial conversion rate of 96.7352 shares of Frontier common stock per $1,000 aggregate principal amount of debentures. Frontier may redeem the debentures in whole or in part, on or after December 20, 2010, for 100% of the face amount of the debentures, plus accrued and unpaid interest, and holders of the debentures may require Frontier to repurchase the debentures for cash at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest, if any, on December 15, 2010, 2015 and 2020, or at any time prior to their maturity following a "designated event" as defined in the First Supplemental Indenture.

        The debentures will be Frontier's general, unsecured debt and will rank effectively junior in right of payment to Frontier's existing and future secured debt, including its credit facility and aircraft notes, to the extent of the value of the assets securing such debt. The debentures will rank equal in right of payment with all of Frontier's other existing and future unsubordinated, unsecured debt and senior in right of payment to any future subordinated debt.

        For a more detailed description of the debentures, see the disclosures titled "Description of the Debentures" contained in Frontier's Prospectus Supplement dated December 1, 2005 to the Prospectus dated November 25, 2005, and "Description of Debt Securities" contained in Frontier's Prospectus dated November 25, 2005, each of which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, which disclosure is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

        This report is also being filed for the purpose of filing as exhibits the documents listed below, which are hereby incorporated by reference in the Company's Registration Statement on Form S-3, File No. 333-128407, to the extent not previously filed as exhibits thereto.

Exhibit 1.1	Underwriting Agreement dated December 1, 2005, by and among Frontier Airlines, Inc., Morgan Stanley & Co. Incorporated, and Citigroup Global Markets, Inc.
Exhibit 4.1
Indenture dated December 7, 2005, by and between Frontier Airlines, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Frontier's Registration Statement on Form S-3, File No. 333-128407, filed on November 23, 2005).
Exhibit 4.2	First Supplemental Indenture dated December 7, 2005, by and between Frontier Airlines, Inc. and U.S. Bank National Association, as Trustee.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER AIRLINES, INC.
Date: December 7, 2005	By:	/s/ DAVID SISLOWSKI David Sislowski, Vice President— Administration and General Counsel

Exhibit Index

Exhibit 1.1	Underwriting Agreement dated December 1, 2005, by and among Frontier Airlines, Inc., Morgan Stanley & Co. Incorporated, and Citigroup Global Markets, Inc.
Exhibit 4.1
Indenture dated December 7, 2005, by and between Frontier Airlines, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Frontier's Registration Statement on Form S-3, File No. 333-128407, filed on November 23, 2005).
Exhibit 4.2	First Supplemental Indenture dated December 7, 2005, by and between Frontier Airlines, Inc. and U.S. Bank National Association, as Trustee.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index